UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2015

CIL&D, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	000-33433	33-0972983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

337 North Vineyard Ave., 4th Floor

Ontario, California 91764

(Address of principal executive offices, including zip code)

(909) 483-8500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

The Managing Liquidation Director of CIL&D, LLC (the “Company”) awarded a discretionary bonus to Terry L. Cook, Executive Vice President and General Counsel of the Company, as of August 14, 2015, in the amount of $25,000. The bonus was awarded in recognition of the Mr. Cook’s work and the amount of cash received to date in connection with the previously announced sale of Kaiser Eagle Mountain, LLC and property at Lake Tamarisk.

In addition, in accordance the Company’s Second Amended and Restated Limited Liability Company Operating Agreement required distributions on the Company’s Class C and D Units were determined and approved as of August 13, 2015. The total amount required to be distributed on the Class C and D Units as a result of the sale of Kaiser Eagle Mountain, LLC and property at Lake Tamarisk was approximately $66,000. The Class C Units and Class D Units are held by current and former officers of the Company and such units represent an incentive program that was adopted by the Company in 2002 to replace an incentive bonus program that was terminated in 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIL&D, LLC
(REGISTRANT)

Date: August 17, 2015	/s/ Richard E. Stoddard
Richard E. Stoddard
Managing Liquidation Director

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